                                 UNITED STATES
                       SECURITES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report                December 11, 1996
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                     United Artists Theatre Circuit, Inc.
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            (Exact name of registrant as specified in its charter)


                                   33-49598
    Maryland                       333-1024                       13-1424080
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(State of other jurisdiction   (Commission File Number)            (IRS Employer
    of incorporation)                                        Identification No.)


    9110 E. Nichols Avenue, Suite 200; Englewood, CO                 80112
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(Address of principal executive offices)                          (zip code)


Registrant's telephone number, including area code        (303) 792-3600
                                                   -----------------------------

                                   No change
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         [Former name or former address, if changed since last report]
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Item 5. Other Events
--------------------
Effective December 6, 1996, Mr. Stewart D. Blair, resigned as Chairman, Chief Executive Officer, President and Director of United Artists Theatre Circuit, Inc. (the "Company"). Mr. Blair's responsibilities will be assumed by an operating committee composed of senior management and members of the Board of Directors until Mr. Blair's replacement has been selected.

Attached is a copy of the Company's press release relating to Mr. Blair's resignation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                UNITED ARTISTS THEATRE CIRCUIT, INC.
                                     (registrant)


                                /s/ Kurt C. Hall
                               -------------------------------------
                               By:   Kurt C. Hall
                               Executive Vice President
                               and Chief Financial Officer

Date: December 11, 1996
      -----------------

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CONTACT:  KURT HALL                                      FOR IMMEDIATE RELEASE
                                                         ---------------------
          (303) 792-8788                                 December 6, 1996



             UNITED ARTISTS THEATRE CIRCUIT, INC. CHAIRMAN RESIGNS



     DENVER, CO. December 6, 1996 - Stewart Blair has resigned as the Chairman, Chief Executive Officer and President and as a member of the Board of Directors of United Artists Theatre Circuit, Inc., the company announced today. Mr. Blair's resignation is effective immediately. Day to day management of the company will be overseen by an operating committee composed of senior management and members of the Board of Directors. This arrangement will continue until Mr. Blair's replacement has been selected.

For additional information, please contact Kurt Hall (303) 792-8788 at the company.